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                                                                     Exhibit 7-B
                                                                     Page 1 of 6

BY-LAW NO. 1


             A by-law relating generally to the transaction of the
                            business and affairs of


                              758117 ALBERTA LTD.
                 (hereinafter referred to as the "Corporation")


                                   DIRECTORS


      1. Calling of and notice of meetings - Meetings of the board shall be held at such time and on such day as the chairman of the board, president or a vice-president, if any, or any two directors may determine. Notice of meetings of the board shall be given to each director not less than forty-eight hours before the time when the meeting is to be held. Each newly elected board may without notice hold its first meeting for the purposes of organization and the election and appointment of officers immediately following the meeting of shareholders at which such board was elected, provided a quorum of directors be present.

      2. Votes to govern - At all meetings of the board every question shall be decided by a majority of the votes cast on the question; and in case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

      3. Quorum - Subject to the articles, a majority of the number of directors holding office from time to time constitutes a quorum at any meeting of directors, and notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

      4.     Interest of directors and officers generally in
      contracts - No director or officer shall be disqualified
      by his office from contracting with the Corporation nor
      shall any contract or arrangement entered into by or on
      behalf of the Corporation with any director or officer
      or in which any director or officer is in any way
      interested be liable to be voided nor shall any director
      or officer so contracting or being so interested be
      liable to account to the Corporation for any profit
      realized by any such contract or arrangement by reason
      of such director or officer holding that office or of
      the fiduciary relationship thereby established;
      provided that the director or officer shall have
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                                                                     Exhibit 7-B
                                                                     Page 2 of 6



      complied with the provisions of the Business
      Corporations Act.

                          MEETINGS  BY  TELEPHONE

      5. Directors and Shareholders - A director may participate in a meeting of the board or of a committee of the board and a shareholder may participate in a meeting of shareholders by means of telephone or other communication facilities that permit all persons participating in any such meeting to hear each other.

                              INDEMNIFICATION

      6. Indemnification of directors and officers - The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the Business Corporations Act.

      7.     Indemnity of others - Except as otherwise
      required by the Business Corporations Act and subject to
      paragraph 6, the Corporation may from time to time
      indemnify and save harmless any person who was or is a
      party or is threatened to be made a party to any
      threatened, pending or completed action, suit or
      proceeding, whether civil, criminal, administrative or
      investigative (other than an action by or in the right
      of the Corporation) by reason of the fact that he is or
      was an employee or agent of the Corporation, or is or
      was serving at the request of the Corporation as a
      director, officer, employee, agent of or participant in
      another corporation, partnership, joint venture, trust
      or other enterprise, against expenses (including legal
      fees), judgments, fines and any amount actually and
      reasonably incurred by him in connection with such
      action, suit or proceeding if he acted honestly and in
      good faith with a view to the best interests of the
      Corporation, and with respect to any criminal or
      administrative action or proceeding that is enforced by
      a monetary penalty, had reasonable grounds for believing
      that his conduct was lawful.  The termination of any
      action, suit or proceeding by judgment,  order,
      settlement or conviction, shall not, of itself, create a
      presumption that the person did not act honestly and in
      good faith with a view to the best interests of the
      Corporation, and,  with respect to any criminal or
      administrative action or proceeding that is enforced by
      a monetary penalty, had no reasonable grounds for
      believing that his conduct was lawful.
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                                                                     Exhibit 7-B
                                                                     Page 3 of 6




      8. Right of indemnity not exclusive - The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      9. No liability of directors or officers for certain acts, etc. - To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

                  BANKING  ARRANGEMENTS,  CONTRACTS,  ETC.
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                                                                     Exhibit 7-B
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      10.    Banking arrangements - The banking business of
      the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation's behalf by such one or more officers and/or other persons as the board may designate, direct or authorize from time to time by resolution and to the extent therein provided.

      11. Execution of instruments - Contracts, documents or instruments in writing requiring execution by the Corporation may be signed by any director or officer, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. The term "contracts, documents or instruments in writing" as used in this by-law shall include share certificates, warrants, bonds, debentures or other securities or security instruments of the Corporation, deeds, mortgages, charges, conveyances, transfers and assignments of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

      12. Voting Rights in Other Bodies Corporate - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                               MISCELLANEOUS

      13.    Invalidity of any provisions of this by-law - The
      invalidity or unenforceability of any provision of this
      by-law shall not affect the validity or enforceability
      of the remaining provisions of this by-law.
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                                                                     Exhibit 7-B
                                                                     Page 5 of 6




                               INTERPRETATION

      14     In this by-law and all other by-laws of the
      Corporation words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include an individual, partnership, association, body corporate, executor, administrator or legal representative and any number or aggregate of persons; "articles" include the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement and articles of revival and includes an amendment to any of them; "board" shall mean the board of directors of the Corporation; "Business Corporations Act" shall mean the Business Corporations Act, Revised Statutes of Alberta 1981, Chapter B-15 as amended from time to time or any Act that may hereafter be substituted therefor; "meeting of shareholders" shall mean and include an annual meeting of shareholders and a special meeting of shareholders of the Corporation; and "signing officers" means any person authorized to sign on behalf of the Corporation by or pursuant to paragraph 11.


       MADE the  12th  day of  December, 1997.




                             (Signed) "Clifford D. Johnson"
                             CLIFFORD D. JOHNSON



       RESOLVED: that the sole director of 758117 ALBERTA LTD.
      does hereby make the foregoing By-law No. 1 a by-law of the said Corporation.

       The undersigned, being the sole director of 758117 ALBERTA LTD. (the "Corporation"), hereby signs, pursuant to Section 112(1) of the Business Corporations Act (Alberta), the foregoing resolution making By-law No. 1 a by-law of the said Corporation.

       MADE the  12th  day of  December, 1997.



                            (Signed) "Clifford D. Johnson"
                            CLIFFORD D. JOHNSON
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                                                                     Exhibit 7-B
                                                                     Page 6 of 6



       RESOLVED: that the foregoing By-law No. l of the by-laws of 758117 ALBERTA LTD. be and it is hereby confirmed.

       The undersigned, being the sole shareholder of 758117 ALBERTA LTD. (the "Corporation"), hereby signs, pursuant to Section 136(1)(a) of the Business Corporations Act (Alberta), the foregoing resolution confirming By-law No. l of the said Corporation.

       MADE the  12th  day of  December, 1997.



                            (Signed) "Clifford D. Johnson"
                            CLIFFORD D. JOHNSON